EXHIBIT 23.3

To Whom It May Concern:

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated April 16, 2025 and August 1, 2025, relating to the financial statements of Class Over, Inc., which are contained in that Prospectus, relating to the S-1 schedules, which are contained in the Registration statement.

We also consent to the reference to us under the caption “Experts” in such Prospectus.

Very truly yours,

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

October 24, 2025

9555 S Eastern Ave., Suite 280, Las Vegas, NV 89123 • 702.703.5979 • www.bushandassociatescpas.com